Exhibit 10.8
AMENDMENT NO. 7
TO SOUTHWEST AIRLINES CO. 401(k) PLAN
     Pursuant to the authority of the Board of Directors of Southwest Airlines Co., and the provisions of Section 17.1 thereof, the Southwest Airlines Co. 401(k) Plan (the “Plan”) is hereby amended in the following respects only, effective as of January 1, 2007, except as otherwise specified herein:
     (1) Article II, Section 2.1(c), is hereby amended to read as follows:
     “(c) Annual Compensation: The total amounts paid by the Company or any Eligible Affiliate to an Employee as remuneration for personal services rendered during each Plan Year, including expense allowances (to the extent includible in the gross income of the Employee) and any amounts not includible in the gross income of the Employee pursuant to Sections 402(e)(3), 125(a), or 132(f)(4) of the Code, but excluding (1) director’s fees; (2) expense reimbursements and nontaxable expense allowances; (3) prizes and awards; (4) items of imputed income; (5) contributions made by the Company under this Plan or any other employee benefit plan or program it maintains, such as group insurance, hospitalization or like benefits; (6) amounts realized or recognized from qualified or nonqualified stock options or when restricted stock or property held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (7) Company contributions to a plan of deferred compensation that are not included in the Employee’s gross income for the taxable year in which contributed, or any distributions from a deferred compensation plan; (8) amounts, if any, paid to an Employee in lieu of a Company Contribution to the Southwest Airlines Co. Profit Sharing Plan in the event that such Company Contribution would constitute an annual addition, as defined in Section 415(c)(2) of the Code, in excess of the limitations under Section 415(c) of the Code; and (9) severance payments. For purposes of this Section 2.1(c), severance payments include severance pay, unfunded nonqualified deferred compensation benefits and parachute payments made after an Employee’s severance from employment, but shall not include amounts attributable to payments made within 2 1/2 months following severance from employment that, absent a severance from employment, would have been paid to the Employee for services rendered prior to the severance from employment and for accrued bona fide sick, vacation, or other leave (to the extent the Employee would have been able to use the leave if employment had continued). Annual Compensation shall include amounts otherwise includible, as provided above, which are paid by the Company or an Eligible Affiliate to the Employee through another person, pursuant to the common paymaster provisions of Sections 3121(s) and 3306(p) of the Code.

     The Annual Compensation of each Member or former Member taken into account under the Plan for any Plan Year shall not exceed $225,000, as adjusted by the Secretary of the Treasury for increases in the cost of living at the time and in the manner set forth in Section 401(a)(17)(B) of the Code. If a Plan Year consists of fewer than twelve (12) months, then the dollar limitation in the preceding sentence will be multiplied by a fraction, the numerator of which is the number of months in the Plan Year, and the denominator of which is twelve (12). Except as otherwise provided herein, for purposes of an allocation under the Plan based on Annual Compensation, Annual Compensation shall only include amounts actually paid to an Employee during the period he is a Member of the Plan. Notwithstanding the limitation in the preceding sentence, for purposes of an allocation of a Company Matching Contribution, Annual Compensation shall include amounts actually paid to an Employee during the applicable Plan Year.”
     (2) Article III, Section 3.1, is hereby amended to read as follows:
     “3.1 Eligibility Requirements: Every Employee who was a Member in the Plan on the day before the effective date of this amendment shall continue to be a Member in the Plan. Except as otherwise provided herein, every other Employee shall become a Member in the Plan as of the first Entry Date concurrent with or next following such Employee’s completion of thirty (30) consecutive days of Service, beginning on his employment commencement date. The employment commencement date is the first day for which an Employee is entitled to be credited hereunder with an Hour of Service. Notwithstanding the foregoing, non-resident aliens who receive no earned income from the Company that constitutes income from sources within the United States shall not be eligible to participate in the Plan. Furthermore, ‘leased employees’ (as such term is defined in Section 2.1(n) hereof) and Employees classified by the Company as interns shall not be eligible to participate in the Plan. A person who is not treated as an Employee on the Company’s books and records (such as a person who as a matter of practice is treated by the Company as an independent contractor, but who is later determined to be an Employee as a matter of fact) shall not be an eligible Employee during any part of a Plan Year in which such person was not treated as an Employee, despite any retroactive recharacterization.”
     (3) Article III, Section 3.2, is hereby amended to read as follows:
     “3.2 Notification of Eligibility: The Committee shall promptly notify in writing each Employee of his qualification as a Member and shall furnish each new Member a copy of such explanation of the Plan as the Committee shall provide for that purpose.”

     (4) Article IV, Section 4.5, is hereby amended to read as follows:
     “4.5 Deferral Percentage Test.
     (a) Determination of Deferral Percentages: As soon as administratively feasible after the end of each Plan Year (or other applicable period) the Committee shall determine:
     (i) Deferral Percentage. The ‘deferral percentage’ for each Employee who is then eligible for Salary Reduction Contributions, which shall be the ratio of the amount of such Employee’s Salary Reduction Contributions for such Plan Year (less excess Salary Reduction Contributions treated as Catch-Up Contributions for the Plan Year in accordance with Section 4.4 above) to the Employee’s compensation (as defined in Section 2.1(r) hereof) for such Plan Year;
     (ii) Highly Compensated Deferral Percentage. The ‘highly compensated deferral percentage,’ which shall be the average of the ‘deferral percentages’ for all Highly Compensated Employees then eligible for Salary Reduction Contributions; and
     (iii) Nonhighly Compensated Deferral Percentage. The ‘nonhighly compensated deferral percentage,’ which shall be the average of the ‘deferral percentages’ for all Employees then eligible for Salary Reduction Contributions who were not included in the ‘highly compensated deferral percentage,’ in (ii) above.
     If a Highly Compensated Employee participates in two (2) or more plans maintained by an Employer or any Affiliate that are subject to the deferral percentage test, then such Employee’s deferral percentage shall be determined by aggregating his participation in all such plans. In addition, if the Company maintains two (2) or more plans subject to the deferral percentage test and such plans are treated as a single plan for purposes of the requirements for qualified plans under either Code Section 410(b) or 401(a)(4), then such plans are treated as a single plan for purposes of the deferral percentage test. For purposes of implementing the deferral percentage test, elective deferrals treated as Catch-Up Contributions shall be disregarded. If, however, the Company elects to apply Section 410(b)(4)(B) in determining whether the Plan meets the requirements of Section 410(b)(1) of the Code, the Company may, in determining whether the Plan meets the requirements of this Section 4.5, either elect to (A) exclude from consideration all eligible Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code or (B) perform the deferral percentage test separately for the group of Employees who have met the minimum age and service requirements of Section 410(a)(1)(A) of the Code and the group of Employees who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code.

     (b) Limitation on Highly Compensated Deferral Percentage. In no event shall the ‘highly compensated deferral percentage’ exceed the greater of: (1) a deferral percentage equal to one and one–fourth (1 1/4) times the ‘nonhighly compensated deferral percentage’ or (2) a deferral percentage equal to two (2) times the ‘nonhighly compensated deferral percentage,’ but not more than two (2) percentage points greater than the ‘nonhighly compensated deferral percentage.’
     (c) Recharacterization of Excess Salary Reduction Contributions. If the above deferral percentage test would otherwise be violated as of the end of the Plan Year, then, to the extent that the excess Salary Reduction Contributions of such Highly Compensated Employees do not exceed the applicable dollar limitation under Section 414(v), reduced by elective deferrals previously treated as Catch-Up Contributions, whether under this Plan or another elective deferral program (as defined under Section 402(g)(3)), the amount of the excess Salary Reduction Contributions of such Highly Compensated Employees shall be recharacterized as Catch-Up Contributions, if such Member is otherwise eligible to make Catch-Up Contributions in accordance with Section 21.3 hereof during the Plan Year in which the excess deferral arises.
     (d) Application of Qualified Nonelective Contributions. If, after recharacterization of the excess Salary Reduction Contributions of such Highly Compensated Employees, the deferral percentage test would still be violated as of the end of the Plan Year, then, subject to satisfaction of the conditions described in Section 1.401(k)–1(b)(5) of the Treasury Regulations, the ‘deferral percentage,’ as defined in (a)(i) above, shall instead be the ratio of the sum of the Employee’s Salary Reduction Contributions (less excess Salary Reduction Contributions treated as Catch-Up Contributions for the Plan Year), Qualified Nonelective Contributions, if any, and, to the extent necessary to satisfy the deferral percentage test, Company Matching Contributions for such Plan Year to the Employee’s compensation (as defined in Section 2.1(r) hereof) for such Plan Year. Any Company Matching Contributions so utilized to satisfy the deferral percentage test shall at all times be one hundred percent (100%) vested and nonforfeitable and shall be excluded from consideration for purposes of the contribution percentage test described in Section 4.6.
     (e) Distribution of Excess Contributions. If, after consideration of Qualified Nonelective Contributions, if any, and applicable Company Matching Contributions, as described above, the deferral percentage test would still be violated as of the end of the Plan Year, then notwithstanding any other provision hereof, every Salary Reduction Contribution (other than excess Salary Reduction Contributions treated as Catch-Up Contributions for the Plan Year) included in the ‘highly compensated deferral percentage’ for a Member whose deferral percentage is greater than the permitted maximum shall be revoked to the extent necessary to comply with such deferral percentage test and the amount of such Salary Reduction Contribution (other than excess Salary Reduction Contributions treated as Catch-Up Contributions for the Plan Year), to the extent revoked, shall constitute an ‘excess contribution’ to be distributed (with earnings thereon) no later than the last day of the Plan Year following the Plan Year with respect to which such contribution was made. Excess contributions are allocated to the Highly Compensated Employees with the largest amounts of Employer contributions taken into account in calculating the deferral percentage test for the Plan Year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Employer contributions and continuing in descending order until all excess contributions have been allocated. For purposes of the preceding sentence, the ‘largest’ amount is determined after distribution of any amounts distributed hereunder pursuant to Section 4.4 hereof. For Plan Years commencing on and after January 1, 2006, but prior to January 1, 2008, a distribution of an excess contribution shall include the sum of the allocable gain or loss for the Plan Year in which the excess contribution arose and the allocable gain or loss for the period following the Plan Year in which the excess contribution arose and ending on the date of distribution (or a date that is no more than seven (7) days prior to the date of distribution). In the event there is a loss allocable to an excess contribution, any distribution to a Member as required by this Section shall be no greater than the lesser of: (a) the value of the Member’s Salary Reduction Contribution Account (without regard to Catch-Up Contributions) or (b) the Member’s excess contribution for the Plan Year. If an excess contribution is distributed to a Member in accordance with the foregoing, any Company Matching Contribution relating to such excess contribution shall be forfeited and then utilized as described in Section 6.3 hereof, and shall not be taken into account in determining the Member’s contribution percentage under Section 4.6.”
     (5) Article IV, Section 4.6, is hereby amended to read as follows:
     “4.6 Contribution Percentage Test.
     (a) Determination of Contribution Percentages: As soon as administratively feasible after the end of each Plan Year (or other applicable period) the Committee shall determine:
     (i) Contribution Percentage. The ‘contribution percentage’ for each Employee who is then eligible to receive Company Matching Contributions, which shall be the ratio of the amount of such Employee’s Company Matching Contributions for such Plan Year to the Employee’s compensation (as defined in Section 2.1(r) hereof) for such Plan Year;
     (ii) Highly Compensated Contribution Percentage. The ‘highly compensated contribution percentage,’ which shall be the average of the ‘contribution percentages’ for all Highly Compensated Employees then eligible for Company Matching Contributions; and
     (iii) Nonhighly Compensated Contribution Percentage. The ‘nonhighly compensated contribution percentage,’ which shall be the average of the ‘contribution percentages’ for all Employees then eligible for Company Matching Contributions who were not included in the ‘highly compensated contribution percentage,’ in (ii) above.
     If a Highly Compensated Employee participates in two (2) or more plans maintained by an Employer or any Affiliate that are subject to the contribution percentage test, then such Employee’s contribution percentage shall be determined by aggregating his participation in all such plans. In addition, if the Company maintains two (2) or more plans subject to the contribution percentage test and such plans are treated as a single plan for purposes of the requirements for qualified plans under either Code Section 410(b) or 401(a)(4), then such plans are treated as a single plan for purposes of the contribution percentage test. If, however, the Company elects to apply Section 410(b)(4)(B) in determining whether the Plan meets the requirements of Section 410(b)(1) of the Code, the Company may, in determining whether the Plan meets the requirements of this Section 4.6, either elect to (A) exclude from consideration all eligible Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code or (B) perform the contribution percentage test separately for the group of Employees who have met the minimum age and service requirements of Section 410(a)(1)(A) of the Code and the group of Employees who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code.
     (b) Limitation on Highly Compensated Contribution Percentage. In no event shall the ‘highly compensated contribution percentage’ exceed the greater of: (1) a contribution percentage equal to one and one–fourth (1 1/4) times the ‘nonhighly compensated contribution percentage’ or (2) a contribution percentage equal to two (2) times the ‘nonhighly compensated contribution percentage’ but not more than two (2) percentage points greater than the ‘nonhighly compensated contribution percentage.’
     (c) Application of Qualified Nonelective Contributions. If the above contribution percentage test would otherwise be violated as of the end of the Plan Year, then subject to satisfaction of the conditions described in Section 1.401(m)-1(b)(5) of the Treasury Regulations, the ‘contribution percentage,’ as defined in (a) above, shall instead be the ratio of the sum of the Employee’s Company Matching Contributions, Qualified Nonelective Contributions, if any, and to the extent necessary to satisfy the contribution percentage test, Salary Reduction Contributions for the applicable Plan Year to the Employee’s compensation (as defined in Section 2.1(r) hereof) for the applicable Plan Year. Any Salary Reduction Contributions or Qualified Nonelective Contributions so utilized to satisfy the contribution percentage test shall be excluded from consideration for purposes of the deferral percentage test described in Section 4.5.
     (d) Distribution of Excess Aggregate Contributions. If after consideration of applicable Salary Reduction Contributions and Qualified Nonelective Contributions, if any, as described above, the contribution percentage test would still be violated as of the end of the Plan Year, then notwithstanding any other provision hereof, every Company Matching Contribution included in the ‘highly compensated contribution percentage’ for a Member whose contribution percentage is greater than the permitted maximum shall automatically be revoked to the extent necessary to comply with such contribution percentage test and the amount of such contribution, to the extent revoked, shall constitute an ‘excess aggregate contribution’ to be distributed to such Member (with earnings thereon) or forfeited, if applicable, no later than the last day of the Plan Year following the Plan Year for which such contribution was made. Excess aggregate contributions are allocated to the Highly Compensated Employees with the largest amounts of Employer contributions taken into account in calculating the contribution percentage test for the Plan Year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Employer contributions and continuing in descending order until all excess aggregate contributions have been allocated. For purposes of the preceding sentence, the ‘largest amount’ is determined after first determining required distributions under Section 4.4 hereof, and then determining excess contributions under Section 4.5. For Plan Years commencing on and after January 1, 2006, but prior to January 1, 2008, a distribution of an excess contribution shall include the sum of the allocable gain or loss for the Plan Year in which the excess contribution arose and the allocable gain or loss for the period following the Plan Year in which the excess contribution arose and ending on the date of distribution (or a date that is no more than seven (7) days prior to the date of distribution). In the event there is a loss allocable to an excess aggregate contribution, any distribution to a Member as required by this Section shall be no greater than the lesser of: (a) the value of the Member’s Company Matching Contribution Account or (b) the Member’s excess aggregate contribution for the Plan Year.”
     (6) Article V, Section 5.3, is hereby amended in its entirety, to read as follows:
     “5.3 Salary Reduction Elections: Each Member who desires to make Salary Reduction Contributions shall indicate such intent by making a salary reduction election to be effective as of the Entry Date on which such Member first satisfies the eligibility requirements of Article III hereof or as of any subsequent payroll period. Such election must be made in the manner and within the time period prior to such Entry Date (or subsequent payroll period) prescribed by the Committee and shall be effective for each payroll period thereafter until modified or amended, as provided below. Each Member who is eligible to make Catch-Up Contributions under Section 21.3 hereof and who desires to make such contributions for the Plan Year shall indicate such intent and shall consent to the corresponding reduction in Annual Compensation in the manner and within the time period prescribed by the Committee.
     Salary reduction elections shall constitute a payroll withholding agreement between the Member and the Company, and shall constitute authorization for the reduction in Annual Compensation described above. The terms of such election shall evidence the Member’s intent to have the Company withhold from his compensation each payroll period any whole percentage of his Annual

Compensation, subject to the applicable limitations of Article IV. The Company will make a contribution to the Trust Fund on behalf of the Participant for each payroll period in an amount equal to the total amount by which the Member’s Annual Compensation from the Company was reduced during such payroll period pursuant to a salary reduction election.
     Notwithstanding any provision of this Section 5.3 to the contrary, salary reduction elections shall be governed by the following general guidelines:
     (a) A salary reduction election shall be made in the manner determined by the Committee. All salary reduction elections shall apply to each payroll period during which such election is in effect. Upon termination of employment, such election will become void.
     (b) A Member may revoke a salary reduction election at any time upon advance notice to the Committee, within the time period established by the Committee, and thus discontinue all future withholding thereafter. Following such a revocation, a Member may elect to resume withholding effective as of the first day of the first full payroll period next following the payroll period in which the revocation occurs, or as of the first day of any payroll period thereafter next following timely receipt by the Committee of such notice. A resumption of withholding following the revocation of a salary reduction election may be made only upon advance notice to the Committee, within the time period established by the Committee. A Member may increase the percentage to be withheld from his Annual Compensation or decrease the percentage to be withheld from his Annual Compensation upon advance notice to the Committee, within the time period established by the Committee, and in the manner prescribed by the Committee, such increase or decrease to be effective as of the first day of the first full payroll period next following timely receipt by the Committee of such notice. Any revocation of or change in the terms of a salary reduction election shall be made in the manner prescribed by the Committee.
     (c) The Company may unilaterally amend or revoke a salary reduction election at any time, including an amendment to recharacterize an election of Salary Reduction Contributions as an election of Catch-Up Contributions, if the Company determines that such revocation or amendment is necessary to insure that a Member’s Annual Additions, as defined in subsection 6.5(b) hereof, for any Plan Year will not exceed the limitations of Article VI or to ensure that the requirements of Section 401(k) of the Code and Sections 4.1 and 4.2 hereof have been satisfied with respect to the amount that may be withheld and contributed on behalf of a Member.”

     (7) Article XI, Section 11.1, is hereby amended, effective August 25, 2005, to designate the current provisions as subsection (a) and to add subsections (b), (c), and (d), to read as follows:
     “(b) Qualified Hurricane Loans. Notwithstanding any provision of this Plan to the contrary, any Member whose principal place of abode was located in a Hurricane Disaster Area on the date applicable to such hurricane, as indicated below, and who sustained an economic loss by reason of such hurricane, shall be eligible to request a Qualified Hurricane Loan, regardless of any other outstanding loans from this Plan.
Applicable Date for Location of Principal Place of Abode

Hurricane Katrina	August 28, 2005
Hurricane Rita	September 23, 2005
Hurricane Wilma	October 23, 2005
     For purposes of this subsection (b), a Member shall be deemed to have sustained an economic loss on account of loss, damage to, or destruction of real or personal property from fire, flooding, looting, vandalism, theft, wind, or other cause; loss related to displacement from such Member’s home; loss of livelihood due to temporary or permanent layoff, and such other economic loss as the Committee, in its sole discretion, shall determine. A Qualified Hurricane Loan is a loan from the Plan that is made to a Member on or before December 31, 2006, in an amount that does not exceed the lesser of: (1) one hundred percent (100%) of such Member’s vested Individual Account balance or (2) $100,000, reduced by the excess of:
     (A) the highest outstanding balance on loans from the Plan to the Member during the one-year period ending on the day before the date on which such loan was made, over
     (B) the outstanding balance of loans from the Plan to the Member on the date on which such loan was made.
     A Qualified Hurricane Loan made with respect to Hurricane Katrina must be made on or after September 24, 2005, and a Qualified Hurricane Loan made with respect to Hurricanes Rita or Wilma must be made on or after December 21, 2005.
     (c) Suspension of Plan Loans. Any Member who is eligible to receive a Qualified Hurricane Loan, as set forth in subsection (b) above, may suspend for one year any loan payments under an outstanding loan from the Plan to such Member originally due during the following periods:

     (1) August 25, 2005 through December 31, 2006 for Members whose principal place of abode was located in the Hurricane Katrina Disaster Area;
     (2) September 23, 2005 through December 31, 2006 for Members whose principal place of abode was located in the Hurricane Rita Disaster Area; and
     (3) October 23, 2005 through December 31, 2006 for Members whose principal place of abode was located in the Hurricane Wilma Disaster Area.
     After any period during which a Member elects to suspend the payment(s) on an outstanding loan, the outstanding balance of the loan(s) shall be reamortized to include the interest accruing during such delay. Any delay elected by a Member shall increase the repayment period for such loan, and the maximum repayment period determined under subsection (a) above for such loan shall be increased by the period of up to one year when no payments were made. Notwithstanding subsection (a) above, a Member may pledge up to 100% of his Individual Account as collateral for a Qualified Hurricane Loan.
     (d) Hurricane Disaster Areas. For purposes of subsections (b) and (c) above, the following Hurricane Disaster Areas shall apply:
Hurricane Katrina Disaster Area: The States of Alabama, Florida, Louisiana and Mississippi.
Hurricane Rita Disaster Area: The States of Louisiana and Texas.
Hurricane Wilma Disaster Area: The State of Florida.”
     (8) Article XI, Section 11.2, is hereby amended to add subsection (c), effective August 25, 2005, to read as follows:
     “(c) Qualified Hurricane Distributions. A Member may, upon the approval of the Committee, take a Qualified Hurricane Distribution from his Individual Account.
     (1) Amount. The Qualified Hurricane Distribution shall not exceed the lesser of: (i) 100% of the Member’s vested Individual Account balance or (ii) the excess of (A) $100,000 over (B) the aggregate amounts treated as Qualified Hurricane Distributions in all prior taxable years.
     (2) Recontributions. At any time during the three-year period beginning on the day after the date on which a Member receives a Qualified Hurricane Distribution from the Plan, such Member may recontribute the amount of the Qualified Hurricane Distribution to the Plan through one or more contributions. Such contributions will be treated in the same manner as Rollover Contributions, as provided in Section 4.7, and shall be credited to the Participant’s Rollover Contribution Account.
     (3) Definitions.
     (i) Qualified Hurricane Distribution means:
     (A) Any distribution from the Plan made on or after August 25, 2005, and before January 1, 2007, to a Member whose principal place of abode on August 28, 2005, was located in the Hurricane Katrina Disaster Area and who has sustained an economic loss by reason of Hurricane Katrina;
     (B) Any distribution from the Plan made on or after September 23, 2005, and before January 1, 2007, to a Member whose principal place of abode on September 23, 2005, was located in the Hurricane Rita Disaster Area and who has sustained an economic loss by reason of Hurricane Rita; and
     (C) Any distribution from the Plan made on or after October 23, 2005, and before January 1, 2007, to a Member whose principal place of abode on October 23, 2005, was located in the Hurricane Wilma Disaster Area and who has sustained an economic loss by reason of Hurricane Wilma.
     For purposes of this subparagraph (i), a Member shall be deemed to have sustained an economic loss on account of loss, damage to, or destruction of real or personal property from fire, flooding, looting, vandalism, theft, wind, or other cause; loss related to displacement from such Member’s home; loss of livelihood due to temporary or permanent layoff; and such other economic loss as the Committee, in its sole discretion, shall determine. As long as a Member has sustained an economic loss by reason of Hurricane Katrina, Hurricane Rita or Hurricane Wilma, Qualified Hurricane Distributions are permitted without regard to the Member’s need, and the amounts of such distributions are not required to correspond to the amount of economic loss suffered by the Member.
     (ii) The Hurricane Katrina Disaster Area consists of the States of Alabama, Florida, Louisiana and Mississippi.

     (iii) The Hurricane Rita Disaster Area consists of the States of Louisiana and Texas.
     (iv) The Hurricane Wilma Disaster Area consists of the State of Florida.”
     (9) Article XII, Subsection 12.1(c), is hereby amended to read as follows:
     “(a) Investment Direction. Any Member, on or before entry into the Plan, within the time period established by the Committee, may designate the manner and the percentage in which the Member desires the Trustee to invest his current contributions, pursuant to the provisions set forth above, which designation shall continue in effect until revoked or modified by the Member. If a Member fails to designate the investment of his current contributions on or before his entry into the Plan, or if a Member wishes to change such designation, the Member may make such designation or change, within the time period established by the Committee, to become effective for all future contributions as soon as practicable following the date of receipt by the Committee of such designation or change, and such designation or change shall continue in effect until revoked by the Member.
     In the event the nature of any fund shall, in the opinion of the Committee, change, then the Committee shall notify those Members who the Committee, in its sole and absolute discretion, determines are affected by the change, who shall have a reasonable period of time, as determined by the Committee, to designate the manner and the percentages in which amounts invested in those funds affected by the change shall be invested.”
     IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing instrument comprising Amendment No. 7 to the Southwest Airlines Co. 401(k) Plan, the Company has caused these presents to be duly executed in its name and behalf by its proper officers thereunto duly authorized this 12th day of December, 2006.

SOUTHWEST AIRLINES CO.

	By:	/s/ Gary C. Kelly

Gary C. Kelly, Chief Executive Officer

ATTEST:

/s/ Deborah Ackerman Deborah Ackerman, Assistant Secretary

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§
     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this 12th day of December, 2006, personally appeared GARY C. KELLY, to me known to be the identical person who subscribed the name of SOUTHWEST AIRLINES CO., as its CHIEF EXECUTIVE OFFICER to the foregoing instrument and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such organization for the uses and purposes therein set forth.
     GIVEN UNDER MY HAND AND SEAL OF OFFICE, the day and year last above written

/s/ Teri Lee Lambert Notary Public in and for the State of Texas
My Commission Expires: June 4, 2010